Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

EXECUTED this 13th day of February 2019.

ADVANTECH CAPITAL INVESTMENT II LIMITED

By:	/s/ Wong Kok Wai
Name:	Wong Kok Wai
Title:	Director

ADVANTECH CAPITAL II MASTER INVESTMENT LIMITED

By:	/s/ Wong Kok Wai
Name:	Wong Kok Wai
Title:	Director

ADVANTECH CAPITAL II L.P.
By its general partner, Advantech Capital Partners II Limited

By:	/s/ Wong Kok Wai
Name:	Wong Kok Wai
Title:	Director

ADVANTECH CAPITAL PARTNERS II LIMITED

By:	/s/ Wong Kok Wai
Name:	Wong Kok Wai
Title:	Director